AMENDMENT NO. 2 TO THE
                              AMENDED AND RESTATED
                             UNDERWRITING AGREEMENT

                                  E*TRADE FUNDS
                               4500 Bohannon Drive
                              Menlo Park, CA 94025

                               As of May 17, 2000

E*TRADE Securities, Inc.
4500 Bohannon Drive
Menlo Park, CA  94025


     Re: Amendment No. 2 to the Amended and Restated Underwriting Agreement

Ladies or Gentlemen:

     E*TRADE Funds (the "Company") and E*TRADE Securities, Inc. entered into an Amended and Restated Underwriting Agreement ("Original Agreement") dated as of August 12, 1999 with respect to the E*TRADE S&P 500 Index Fund, E*TRADE Extended Market Index Fund, E*TRADE Bond Index Fund, E*TRADE Technology Index Fund, E*TRADE International Index Fund and E*TRADE E-Commerce Index Fund. The Original Agreement was amended on January 28, 2000 ("Amendment No. 1") (the Original Agreement together with Amendment No. 1 are hereinafter referred to as the "Agreement") to permit E*TRADE Securities to also act as the exclusive selling agent and principal underwriter for the Shares of the E*TRADE Global Titans Index Fund and the E*TRADE Premier Money Market Fund. The purpose of this document is to further amend the Agreement to reflect a revision to Section 7 of the Agreement. Except as amended below, all terms of the Agreement shall continue in effect.

     The Agreement is hereby further amended as follows:

1.   Section 7 of the Agreement is hereby amended as follows:

     7.   Payment of Expenses.
          -------------------

          (a) If and to the extent that such payments may be made consistently with Rule 12b-1 or any plan adopted thereunder by the Fund, each Fund shall assume and pay for the following expenses: (i) costs of preparing, printing and distributing reports, Prospectuses and Statements of Information used by it in connection with the sale or offering of its Shares and all advertising and sales literature relating to it printed at your instruction; and (ii) counsel fees and expenses in connection with the foregoing.

          (b) You shall pay all of your own costs and expenses connected with the sale of Shares.

     If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

                     Very truly yours,

                     E*TRADE FUNDS
                     (on behalf of each Fund listed in the attached Schedule A)

                     By:      __________________________________________________

                     Title:   __________________________________________________


Agreed to and Accepted:

E*TRADE SECURITIES, INC.


By:      ______________________________

Title:   ______________________________

                                   SCHEDULE A

The series of E*TRADE Funds currently subject to this Amended and Restated Underwriting Agreement are as follows:

E*TRADE S&P 500 Index Fund

E*TRADE Extended Market Index Fund

E*TRADE Bond Index Fund

E*TRADE Technology Index Fund

E*TRADE International Index Fund

E*TRADE E-Commerce Index Fund

E*TRADE Global Titans Index Fund

E*TRADE Premier Money Market Fund

                                   SCHEDULE B

FUND                                                     End of Initial Term
----                                                     -------------------
E*TRADE S&P 500 Index Fund                               February 3, 2001

E*TRADE Extended Market Index Fund                       August 12, 2001

E*TRADE Bond Index Fund                                  August 12, 2001

E*TRADE Technology Index Fund                            August 12, 2001

E*TRADE International Index Fund                         October 22, 2001

E*TRADE E-Commerce Index Fund                            October 22, 2001

E*TRADE Global Titans Index Fund                         January 28, 2002

E*TRADE Premier Money Market Fund                        January 28, 2002